BY-LAWS

                                       OF

                                Pegasystems,Inc.

                                   ARTICLE I.
                                   ----------

                            Articles of Organization
                            ------------------------

      All provisions of these by-laws for the regulation and management of the affairs of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the articles of organization as from time to time amended. All references in these by-laws to the articles of organization shall be deemed to refer to the articles of organization of the corporation, as amended and in effect from time to time.

                                   ARTICLE II.
                                   -----------

                         Place of Stockholders' Meetings
                         -------------------------------

         Meetings of the stockholders shall be held in Massachusetts or, to the extent permitted by the articles or organization, elsewhere in the United States as shall be determined from time to time by the president or the directors and stated in the notice of the meeting.

                                  ARTICLE III.
                                  ------------

                                 Annual Meeting
                                 --------------

         There shall be an annual meeting of stockholders at the principal office of the corporation on the third Tuesday in April in each year, if it be not a legal holiday and if it be a legal holiday, then at the same hour on the next succeeding day not a legal holiday unless a different hour or place or both shall have been determined by the directors and stated in the notice of the meeting. Purposes for which an annual meeting is to be held additional to those prescribed by law, by the articles of organization and by these by-laws may be specified by the directors or by the president and shall be included in the notice of the meeting by the clerk, or, in case of the death, absence, incapacity or refusal of the clerk, by another officer upon written application by one or more stockholders who hold at least one-tenth part in interest of the capital stock entitled to vote thereon. In the event an annual meeting has not been held on the date fixed in this article, a special meeting in lieu of the annual meeting may be held with all the force and effect of an annual meeting.


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                                   ARTICLE IV.
                                   -----------

                        Special Meetings of Stockholders
                        --------------------------------

         Special meetings of stockholders may be called by the president or by the directors, and shall be called by the clerk, or, in case of the death, absence, incapacity or refusal of the clerk, by any other officer, upon written application of one or more stockholders who hold at least one-tenth part in interest of the capital stock entitled to vote thereat. Such call may be oral or written and shall state the time, place and purposes of the meeting.

                                   ARTICLE V.
                                   ----------

                         Notice of Stockholders' Meeting
                         --------------------------------

         A written notice of the place, date and hour of all meetings of stockholders, stating the purposes of the meeting, shall be given by the clerk (or other person empowered to call special meetings of stockholders) at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, the articles of organization or these by-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. In case of the death, absence, incapacity or refusal of the clerk or such other person, such notice may be given by any other officer or by a person designated either by the clerk or by the person or persons calling the meeting or by the board of directors.

         Whenever notice of a meeting is required to be given to a stockholder under any provisions of law, of the articles of organization or of these by-laws, a written waiver thereof, executed before or after the meeting by such stockholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

                                   ARTICLE VI.
                                   -----------

                             Quorum of Stockholders
                             -----------------------

         The holders of a majority in interest of all stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to such matter, but, if a quorum is not present, holders of a lesser interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice; except that, if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class, a quorum shall consist of the holders of a majority in interest of the stock of that class issued, outstanding and entitled to vote. Stock owned directly or indirectly by the corporation, if any, shall not be deemed outstanding for the purpose of determining a quorum.

                                  ARTICLE VII.
                                  ------------

                               Proxies and Voting
                               ------------------

         Stockholders entitled to vote shall have the number of votes specified in the articles of organization for each share of stock owned by them and a proportionate vote for a fractional share. Stockholders may vote in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the person named therein to vote at any meeting or adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to its exercise the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

         When a quorum is present at any meeting, the holders of a majority of the stock represented thereat and entitled to vote on any question (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class represented thereat and entitled to vote on any question) other than an election by stockholders shall, except where a larger vote is required by law, by the articles of organization or by these by-laws, decide any question brought before such meeting. Any election by stockholders shall be determined by a plurality of the votes cast.

         Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders.

                                  ARTICLE VIII.
                                  -------------

                   Fixing Record Date; Closing Transfer Books
                   ------------------------------------------

         The directors may fix in advance a time which, unless a shorter period is provided in the articles of organization, shall not be more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the directors may for any of such purposes close the transfer books for any part or all of such period.

         If no record date is fixed and the transfer books are not closed, the record date for determining stockholders having the right to notice of and to vote at any meeting of stockholders shall be the close of business on the day next preceding the day on which notice of such meeting is given and the record date for determining stockholders for any other purpose shall be the close of business on the day on which the board of directors acts with respect to such purposes.

                                   ARTICLE IX.
                                   -----------

                               Board of Directors
                               ------------------

         Except as conferred upon or reserved to the stockholders by law, the articles of organization or these by-laws, the business of the corporation shall be managed by a board of not less than three (except that whenever there shall be only two stockholders, the number of directors shall be not less than two and whenever there shall be only one stockholder or prior to the issuance of any stock, there shall be at least one director) nor more than three directors as shall be fixed and elected at the annual meeting of stockholders by such stockholders as have the right to vote thereon. Any such election shall be by ballot if so requested by any stockholder entitled to vote thereon. During any year, the board of directors may be enlarged and additional directors elected to complete the enlarged number, to not more than the maximum number above specified, by the stockholders at any meeting or by a vote of a majority of the directors then in office. The stockholders may, at any meeting held for the purpose during such year, decrease to not fewer than the minimum number above specified, the number of directors as thus fixed or enlarged and remove directors to the decreased number.

         Subject to the provisions of the articles of organization and to other provisions of these by-laws, each director shall hold office until the next annual meeting and until his successor is chosen and qualified. Any director may resign by delivering his written resignation to the corporation at its principal office or to the president, clerk, or secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

                                   ARTICLE X.
                                   ----------

                               Powers of Directors
                               -------------------

         The board of directors may exercise all the powers of the corporation except such as by law, by the articles of organization or by other provisions of these by-laws are conferred upon or reserved to the stockholders. In the event of a vacancy in the board of directors, the remaining directors, except as otherwise provided by law, may exercise all powers of the board until the vacancy is filled.

                                   ARTICLE XI.
                                   -----------

                                   Committees
                                   ----------

         The directors may provide for an executive committee or other committees to be elected from and by the directors and, except as otherwise provided by law, may delegate to any such committee or committees such of the powers of the directors as the directors shall designate, may determine the tenure and composition of such committees, the manner of conducting committee business, the number of members required to constitute a quorum or required to take specified types of action and any or all of their other characteristics and authority. Except as the board of directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the board of directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these by-laws for the board of directors. All members of such committees shall hold such offices at the pleasure of the board of directors. The board of directors may abolish any such committee at any time. The board of directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

                                  ARTICLE XII.
                                  ------------

                        Meeting of the Board of Directors
                                and of Committees
                        ---------------------------------

         Meetings of the directors may be held within or without Massachusetts.

         Regular meetings of the directors may be held without notice if the time and place of such meetings are fixed by the board, provided that any director who is absent when the vote fixing such time and place is taken shall be given notice of such vote. A regular meeting of the directors may be held without call or formal notice immediately after, and at the same place as, the annual meeting of stockholders, or the special meeting of stockholders held in place of such annual meeting.

         Special meetings of the directors may be held at any time and at any place when called, orally or in writing, by the president, treasurer, or two or more directors, reasonable notice thereof being given to each director by the secretary (or, if there be no secretary, by the clerk), or, in case of the death, absence, incapacity or refusal of the secretary (or the clerk, as the case may be), by the officer or directors calling the meeting. In any case, the sending of notice by mail, at least forty-eight hours, or by telegram, at least twenty-four hours, before the meeting, addressed to the directors at their usual or last known business or residence addresses, shall be deemed reasonable notice.

         Notice of a meeting need not be given to any director, if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting of the directors.

         Except as the articles or organization or other provisions of these by-laws otherwise provide, (a) any action required or permitted to be taken at any meeting of the directors or of any committee thereof may be taken without a meeting, if all members of the board or of such committee consent to the action in writing and the written consents are filed with the records of the meetings of the directors or committee, and such consents shall be treated for all purposes as a vote at a meeting; and (b) members of the board of directors or of any committee designated thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

                                  ARTICLE XIII.
                                  -------------

                        Quorum of the Board of Directors
                        --------------------------------

         A majority of the board of directors then in office shall constitute a quorum for the transaction of business. A number less than a quorum may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the directors present may take any action on behalf of the board except to the extent that a larger number is required by law, by the articles of organization or by other provisions of these by-laws.

                                  ARTICLE XIV.
                                  ------------

                               Officers and Agents
                               -------------------

         The officers of the corporation shall consist of a president, a treasurer and a clerk, and such other officers, including but not limited to one or more vice presidents and a secretary, as the directors may appoint. The president, who shall be a director, the treasurer and the clerk shall be elected by the directors at their first meeting following the annual meeting of the stockholders. The clerk shall be a resident of Massachusetts unless a resident agent of the corporation shall be appointed as permitted by law. So far as is permitted by law, any two or more offices may be filled by the same person. Subject to law, to the articles of organization and to other provisions of these by-laws, each officer elected by the directors shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until his successor is chosen and qualified. Any officer may resign by delivering his written resignation to the president, clerk, or secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer or agent of the corporation may be required by the directors to give bond in such amount and with such sureties as the directors may determine for the faithful performance of his duties. The premiums for such bonds may be paid by the corporation.

         The directors may define the respective tenure, authority and duties of all officers and agents appointed by them except as other provisions of these by-laws may fix the tenure, authority or duties of any such officer.

                                   ARTICLE XV.
                                   -----------

                                  The President
                                  -------------

         The president shall be the chief executive officer of the corporation and shall have the powers generally pertaining to that office, subject to the supervision and direction of the directors. Except as otherwise voted by the directors, he shall preside at al meetings of the stockholders and of the directors at which he is present. In addition, the present shall have such other powers and perform such other duties as the directors may from time to time prescribe.

                                  ARTICLE XVI.
                                  ------------

                                 Vice President
                                 --------------

         In the absence of the president or in case of his inability to act, the senior vice president in length of service as vice president shall preside at all meetings of the stockholders and

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



directors at which the president, if present, would have presided. Any vice president shall have such other powers and perform such other duties as the directors may from time to time prescribe.

                                  ARTICLE XVII.
                                  -------------

                        Treasurer and Assistant Treasurer
                        ---------------------------------

         Subject to the supervision and direction of the directors, the treasurer shall have general charge of the financial concerns of the corporation and the care and custody of the funds and valuable papers of the corporation, except as the directors may otherwise provide. He shall keep, or cause to be kept, accurate books of account, which shall be the property of the corporation, and shall have such other powers and perform such other duties as the directors may from time to time prescribe.

         Any assistant treasurer shall have such powers and perform such duties as the directors may from time to time prescribe.

                                 ARTICLE XVIII.
                                 --------------

                            Clerk and Assistant Clerk
                            -------------------------

         The clerk shall record all proceedings of the stockholders, and, if no secretary is appointed, of the directors, in a book or books to be kept therefor.

         The clerk shall also keep, or cause to be kept, in Massachusetts, the original, or attested copies, of the articles of organization, by-laws, and records of all meetings of incorporators and stockholders for inspection by stockholders at the principal office of the corporation or at the office of the clerk or of a transfer agent or the resident agent if any be appointed. Unless a transfer agent is appointed, the clerk shall also keep or cause to be kept at any such office the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, for inspection by stockholders. Any such inspection by a stockholder of the articles of organization, by-laws, records of meetings of the incorporators or stockholders, or the stock and transfer records must be at a reasonable time and for a proper purpose, but not to secure a list of stockholders for the purpose of selling said list of copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

         Said copies and records need not all be kept in the same office.

         Any assistant clerk shall have the powers and perform the duties of the clerk in his absence or in case of his inability to

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



act and shall have such other powers and duties as the directors may from time to time prescribe. If neither the clerk nor any assistant clerk is present at any meeting of the stockholders, a temporary clerk to be designated by the person presiding at the meeting shall perform the duties of the clerk.

                                  ARTICLE XIX.
                                  ------------

                        Secretary and Assistant Secretary
                        ---------------------------------

         If a secretary is appointed, he shall record all proceedings of the directors in a book to be kept therefor. In the absence of the secretary at any such meeting, an assistant secretary, or, if none, a temporary secretary designated by the person presiding at the meeting shall record the proceedings of such meeting in the record book.

         Any assistant secretary shall have the powers and perform the duties of the secretary in his absence or in case of his inability to act and shall have such other powers and duties as the directors may from time to time prescribe.

                                   ARTICLE XX.
                                   -----------

                                    Removals
                                    --------

         Except as the articles of organization provide otherwise, directors, including persons elected by directors to fill vacancies on the board, may be removed from their respective offices with or without cause by the vote of the holders of a majority of the shares entitled to vote in the election of such directors and such stockholders may likewise elect successors; provided, that the directors of a class elected by a particular class of stockholders may be removed, and their successors may be elected, only by the vote of the holders of a majority of the shares of such class. Officers may be removed from their respective offices with or without cause by vote of a majority of the directors then in office; provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the board of directors. Directors may be removed from office for cause by vote of a majority of the directors then in office after reasonable notice and opportunity to be heard; vacancies so created may be filled by the directors pending the filling of such vacancies by such stockholders.

                                  ARTICLE XXI.
                                  ------------

                                    Vacancies
                                    ---------

         Except as the articles of organization provide otherwise, any vacancy in the board of directors, however occurring, including a vacancy resulting from resignation of a director or enlargement of the board, and any vacancy in any other office, however occurring, may be filled by the directors or the remaining directors, though less than a quorum, unless such vacancy, if in the office of director, shall have been filled by the stockholders. Successors so elected shall hold office for the unexpired term, subject to the provisions of Article XX of these by-laws. In lieu of filling any vacancy in the board of directors, the stockholders, in accordance with Article IX of these by-laws, may reduce the number of directors, but not to a number less than three or less than the number of stockholders, if less than three.

                                  ARTICLE XXII.
                                  -------------

                              Certificates of Stock
                              ---------------------

         Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him in the corporation, and setting forth any other information required by law, in such form as shall, in conformity with law, be prescribed from time to time by the board of directors. Such certificate shall be signed by the president or a vice president and by the treasurer or an assistant treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent or by a registrar, other than a director, officer, or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

         Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the articles of organization, these by-laws or any agreement to which the corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

                                 ARTICLE XXIII.
                                 --------------

                           Transfer of Shares of Stock
                           ---------------------------

         Subject to the restrictions on transfer, if any, imposed by the articles of organization or these by-laws, noted conspicuously on the certificate and set forth or referred to on the certificate in the manner required by law and these by-laws, and to notice of adverse claims afforded in the manner required by law, title to a certificate of stock and to the shares represented thereby may be transferred (with the effects provided by law) by delivery of the certificate, but such transfer shall be effective as to third persons only when an appropriate person shall have signed on it or on a separate document an assignment or transfer of such certificate and of the shares or any of them represented thereby or a power to assign or transfer them or when the signature of such person is written without more upon the back of such certificate. Such indorsement may be in blank or may specify the person to whom such certificate and shares are to be transferred or who has power to transfer it. When any certificate of stock is presented to the corporation with a request to register transfer of the same and of the shares represented thereby or any of them, the corporation shall register the transfer as requested if there are on or with such certificate the necessary indorsements aforesaid and if reasonable assurance is given to the corporation that such indorsements or assignments or power, one or more, are genuine and effective and if the corporation has no duty to inquire into adverse claims or has discharged such duty and if any and all applicable laws relating to the collection of taxes have been complied with and if such transfer is in fact rightful or is to a bona fide purchaser. Prior to due presentment for registration of such a transfer, the corporation may treat the registered owner appearing on its books as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. Nothing herein contained shall be construed to affect the liability of the owner of shares registered on the books of the corporation for calls, assessments or the like.

         It shall be the duty of each stockholder to notify the corporation of his post office address.

                                  ARTICLE XXIV.
                                  -------------

                            Restrictions on Transfer
                            ------------------------

         The following restrictions are imposed upon the transfer of shares of the capital stock of the corporation:

         The corporation shall have the right to purchase, or to direct the transfer of, the shares of its capital stock in the events and subject to the conditions and at a price fixed as provided below; each holder of shares of such capital stock holds his shares

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



subject to this right and by accepting the same upon original issue or subsequent transfer thereof, the stockholder agrees for himself, his legal representatives and assigns as follows:

         In the event of any change in the ownership of any share or shares of such capital stock (made or proposed) or in the right to vote thereon (whether by the holder's act or by death, legal disability, operation of law, legal processes, order of court, or otherwise, except by ordinary proxies or powers of attorney) the corporation has the right to purchase such share or all or any part of such shares or to require the same to be sold to a purchaser or purchasers designated by the corporation or to follow each such method in part at a price per share equal to the fair value thereof at the close of business on the last business day next preceding such event as determined by mutual agreement or, failing such agreement, by arbitration as provided below.

         In any such event the owner of the share or shares concerned therein (being for the purposes of these provisions, all persons having any property interest therein) shall give notice thereof in detail satisfactory to the corporation. Within ten days after receipt of said owner's notice, the corporation shall elect whether or not to exercise its said rights in respect of said shares and, if it elects to exercise them, shall give notice of its election.

         Failing agreement between the owner and the corporation as to the price per share to be paid, such price shall be the fair value of such shares as determined by three arbitrators, one designated within five days after the termination of said ten-day period by the registered holder of said share or shares or his legal representatives, one within said period of five days by the corporation and the third within five days after said appointment last occurring by the two so chosen. Successor arbitrators, if any shall be required, shall be appointed, within reasonable time, as nearly as may be in the manner provided as to the related original appointment. No appointment shall be deemed as having been accomplished unless such arbitrator shall have accepted in writing his appointment as such within the time limited for his appointment. Notice of each appointment of an arbitrator shall be given promptly to the other parties in interest. Said arbitrators shall proceed promptly to determine said fair value. The determination of the fair value of said share or shares by agreement of any two of the arbitrators shall be conclusive upon all parties interested in such shares. Forthwith upon such determination the arbitrators shall mail or deliver notice of such determination to the owner (as above defined) and to the corporation.

         Within ten days after agreement upon said price or mailing of notice of determination of said price by arbitrators as provided below (whichever shall last occur), the shares specified therein for purchase shall be transferred to the corporation or to the

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



purchaser or purchasers designated therein or in part to each as indicated in such notice of election against payment of said price at the principal office of the corporation.

         If in any of the said events, notice therefor having been given as provided above, the corporation elects in respect of any such shares or any part thereof not to exercise its said rights, or fails to exercise them or to give notice or make payment all as provided above, or waives said rights by vote or in authorized writing, then such contemplated transfer or such change may become effective as to those shares with respect to which the corporation elects not to exercise its rights or fails to exercise them or to give notice or to make payment, if consummated within thirty days after such election, failure or waiver by the corporation, or within such longer period as the corporation may authorize.

         If the owner's notice in respect of any of such shares of capital stock is not received by the corporation as provided above, or if the owner fails to comply with these provisions in respect of any such shares in any other regard, the corporation, at its option and in addition to its other remedies, may suspend the rights to vote or to receive dividends on said shares, or may refuse to register on its books any transfer of said shares or otherwise to recognize any transfer or change in the ownership thereof or in the right to vote thereon, one or more, until these provisions are complied with to the satisfaction of the corporation; and if the required owner's notice is not received by the corporation after written demand by the corporation it may also or independently proceed as though a proper owner's notice has been received at the expiration of ten days after mailing such demand, and, if it exercises its rights with respect to said shares or any of them, the shares specified shall be transferred accordingly.

         In respect of these provisions with respect to the transfer of shares of capital stock, the corporation may act by its board of directors. Any notice or demand under said provisions shall be deemed to have been sufficiently given if in writing delivered by hand or addressed by mail postpaid, to the corporation at its principal office or to the owner (as above defined) or to the holder registered on the books of the corporation (or his legal representative) of the share or shares in question at the address stated in his notice or at his address appearing on the books of the corporation.

         Nothing herein contained shall prevent the pledging of shares, if there is neither a transfer of the legal title thereto nor a transfer on the books of the corporation into the name of the pledgee, but no pledgee or person claiming thereunder shall be entitled to make or cause to be made any transfer of pledged shares by sale thereof or otherwise (including in this prohibition transfer on the books of the corporation into the name of the

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



pledgee) except upon compliance herewith and any such pledge shall be subject to those conditions and restrictions.

         The provisions contained in this Article XXIV (a) shall not apply to any transfer to or in trust for the benefit of any stockholder of the corporation, any partner of any stockholder of the corporation, or any member of the immediate family of any such stockholder or partner, and (b) shall terminate upon the occurrence of the initial public offering of the corporation's capital stock (registered pursuant to the Securities Act of 1933 or successor statute, or exempt from registration by reason of Regulation A, or successor regulation, thereunder).

                                  ARTICLE XXV.
                                  ------------

                               Loss of Certificate
                               -------------------

         The directors may, subject to law, determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, mutilated or destroyed. They may, in their discretion, require the owner of a lost, mutilated or destroyed certificate, or his legal representative, to give a bond, sufficient in their opinion, with or without surety, to indemnify the corporation against any loss or claim which may arise by reason of the issue of a certificate in place of such lost, mutilated or destroyed stock certificate.

                                  ARTICLE XXVI.
                                  -------------

                            Issuance of Capital Stock
                            -------------------------

         The board of directors shall have the authority, without offering the same or any part thereof to the stockholders for subscription, to issue or reserve for issue from time to time the whole or any part of the capital stock of the corporation which may be authorized from time to time, to such persons or organizations, whether or not stockholders of this corporation, for such consideration, whether cash, property, services or expenses, or as such stock dividends, and on such terms as the board of directors may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock.

                                 ARTICLE XXVII.
                                 --------------

                                      Seal
                                      ----

         The board of directors shall have power to adopt and alter the form of seal of the corporation.


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



                                 ARTICLE XXVIII.
                                 ---------------

                               Execution of Papers
                               -------------------

         Except as the directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the president or by the treasurer.

                                  ARTICLE XXIX.
                                  -------------

                                   Fiscal Year
                                   -----------

         Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall end on the last day of December of each year.

                                  ARTICLE XXX.
                                  ------------

                    Voting of Securities of Other Corporation
                            Held by This Corporation

         Unless otherwise provided by the board of directors, the president or treasurer may waive notice of and act on behalf of this corporation, or appoint another person or persons to act as proxy or attorney in fact for this corporation with or without discretionary power or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this corporation.

                                  ARTICLE XXXI.
                                  -------------

                                 Indemnification
                                 ---------------

         The corporation shall, to the extent legally permissible, indemnify each of its directors and officers and persons who serve at its request as directors or officers of another organization in which it directly or indirectly owns shares or of which it is a creditor, against all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his acts or omissions as such director or officer, unless in any proceeding he shall be finally adjudged not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation; provided, however, that such indemnification shall not cover liabilities in connection with any matter which shall be disposed of through a compromise payment by such director or officer, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification, (a) by a vote of the directors in which no interested director participates, or (b) by a vote or the written approval of the holders of a majority of the outstanding stock at the time having the right to vote for directors, not counting as outstanding any stock owned by any interested director or officer. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification. The right of indemnification hereby provided shall not be exclusive of or affect other rights to which any director or officer may be entitled. As used in this paragraph, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom as such the proceeding in question or another proceeding on the same or similar grounds is then pending.

         Indemnification of employees and other agents of the corporation (including persons who serve at its request as employees or other agents of another organization in which it owns shares or of which it is a creditor) may be provided by the corporation to whatever extent shall be authorized by the directors before or after the occurrence of any event as to or in consequence of which indemnification may be sought. An indemnification to which a person is entitled under these provisions may be provided although the person to be indemnified is no longer a director, officer, employee or agent of the corporation or of such other organization.

                                 ARTICLE XXXII.
                                 --------------

                                   Amendments
                                   ----------

         These by-laws may be amended or repealed and new by-laws may be made at any annual or special meeting of the stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal, or the articles to be affected thereby, except that no change in the date fixed for the annual meeting shall be made within sixty days before the date stated in Article III. Notice of any change in such date shall be given to all stockholders at least twenty days before the new date fixed for such meeting. If the articles of organization so provide, these by-laws may also be amended or repealed and new by-laws may be made at any time by vote of a majority of the directors then [in?] office, except that no change may be made by the directors in the date fixed for the annual meeting of stockholders except in conformity with the foregoing provisions respecting such change made by the stockholders and except that no by-law may be made, amended or repealed by the directors which alters the provisions of these by-laws with respect to the number, election or removal of directors or the amendment of these by-laws. Not later than the time of giving notice of the meeting, annual or special, of stockholders next following the making, amending or repealing by the directors of any by-laws, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the by-laws. Any by-laws whether adopted by the stockholders or by the directors may be amended or repealed by the stockholders.